As filed with the Securities Exchange Commission on September 20, 2022

Registration No. 333-146475

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TERADATA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	75-3236470
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

17095 Via Del Campo

San Diego, California 92127

(Address, including zip code, of Registrant’s Principal Executive Offices)

TERADATA SAVINGS PLAN

(Full title of plan)

Margaret A. Treese

Chief Legal Officer and Secretary

Teradata Corporation

17095 Via Del Campo

San Diego, California 92127

(866) 548-8348

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) amends the Registration Statement on Form S-8 (Registration No. 333-146475) (the “Registration Statement”) previously filed with the Securities and Exchange Commission by Teradata Corporation, a Delaware corporation (the “Company”), and the Teradata Savings Plan (the “Plan”) with respect to the 6,000,000 shares of Common Stock, $.01 par value per share, of the Company and an indeterminate number of interests in the Plan that might be offered and sold pursuant to the Plan. The Plan was amended, effective July 11, 2022, to eliminate the right of participants in the Plan to elect to invest funds contributed to the Plan in the Company’s Common Stock. This Post-Effective Amendment is being filed pursuant to the undertaking contained in the Registration Statement to withdraw and remove from registration the 2,256,425 shares of Common Stock that remain unsold and unissued under the Plan. and the associated interests in the Plan previously registered by the Company pursuant to the Registration Statement.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, and State of California, on the 20th day of September, 2022.

TERADATA CORPORATION

By:	/s/ Margaret A. Treese
Margaret A. Treese
Chief Legal Officer and Secretary

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Teradata Savings Plan has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Harwich, State of Massachusetts, on the 20th day of September, 2022.

TERADATA SAVINGS PLAN

By:	/s/ Kathleen Cullen-Cote
Kathleen Cullen-Cote
Chief People Officer

S-1